FOR IMMEDIATE RELEASE
FRP Holdings, Inc. Reports Fiscal 2026 Third Quarter Results
Mining Royalty Revenue Rises 10%; Multifamily NOI Remains Pressured; Industrial Leasing Remains the Near-Term Priority
JACKSONVILLE, FL., November 5, 2026 – FRP Holdings, Inc. (NASDAQ: FRPH), a full-service real estate investment and development company with four distinct business segments including Multifamily, Industrial and Commercial, Development, and Mining Royalty Lands, today reported financial results for the quarter ended September 30, 2026. Key results for the quarter ended September 30, 2026 include:
Q3 2026 Financial Highlights & Recent Developments:
•Multifamily portfolio average occupancy was 93.0% across 1,827 units; pro rata NOI declined 12% year-over-year as concessions and operating expenses increased, and performance weakened at our Washington, DC properties.
•Average Industrial & Commercial occupancy, excluding Chelsea, was 71.4% versus 72.4% a year earlier; quarter-end occupancy was 74.3%
•Mining royalties were up 10% as a result of increases in both volume (up 6.9%) and revenue per ton (up 3.0%)
•Industrial deliveries are advancing, with leasing and stabilization required to convert development investment into recurring NOI and FFO
•Executed 126,682 square feet of industrial leasing activity, the most active quarter since Q2 2021 and more total leasing activity than Q2 2025-Q2 2026 combined.
“Third quarter results reflect continued leasing challenges in our Washington, DC multifamily assets and Maryland industrial portfolio, higher G&A following the Altman acquisition, and lower interest income as we deploy cash into development and balances in our lending ventures decline,” said John Baker III, CEO of FRP Holdings. “Mining remained a strong contributor, with royalty revenue increasing approximately 10% year-over-year. Our priority is building industrial scale and converting our investments into recurring NOI, supported by the contribution of our multifamily and mining businesses. We executed approximately 127,000 square feet of industrial leasing activity this quarter, our most active quarter since Q2 2021. Our immediate focus is carrying that activity forward and improving performance across our operating portfolio.”

Project	Available for Lease	Delivery / Acquisition
Cranberry	127,482 SF	Purchased 2019
Chelsea	258,279 SF	Q2 2025
Lakeland	201,420 SF	Est. Q4 2026
Davie	183,668 SF	Est. Q4 2026
Camp Lake	379,315 SF	Est. Q1 2027

Baker continued, “Chelsea, Lakeland, Davie, and Camp Lake together represent approximately 1.0 million square-feet of industrial space. We expect Lakeland and Davie to be substantially complete in the fourth quarter of 2026, followed by Camp Lake in the first quarter of 2027. As these properties move through shell completion and lease-up, interest expense and property operating costs previously capitalized during construction, along with depreciation will weigh on reported earnings until rental income increases. At stabilization, we estimate these four assets will generate approximately $12 million in annual recurring pro rata NOI and $7 million in annual FFO. These estimates represent annual contributions at stabilization, and their timing will depend on leasing and ultimately rent commencement. We are also focused on leasing vacancies at Cranberry Business Park, which we estimate could contribute approximately $1 million in additional annual recurring NOI and FFO at full occupancy. Our three merchant build projects located in Delray, Florida and Hamilton and Parsippany, New Jersey, totaling 510,307 square feet where FRP owns a minority interest, are in the early stages of lease-up. We intend to monetize these investments following stabilization and recycle the proceeds into future industrial opportunities.”

Operating Performance Snapshot (dollars in thousands)

Metric	Q3 2026	Q3 2025
Net Income Attributable to the Company	($165)	$662
Pro Rata NOI	$9,034	$9,523
Multifamily Pro Rata NOI	$4,028	$4,570
Industrial & Commercial NOI	$651	$904
Mining Royalty NOI	$4,115	$3,756

Q3 Consolidated Results of Operations
•Net loss attributable to the Company of $(165,000), or $(0.01) per share, versus net income of $662,000, or $0.03 per share.
•Pro rata NOI was down 5% to $9.0 million versus $9.5 million in Q3 2025, with the decline driven by lower Multifamily, Industrial and Commercial, and Development NOI, partially offset by higher Mining Royalty NOI
•Total revenues were $11.0 million, up 1.7%, as a 10% increase in mining royalty revenue and $49,000 of joint venture management fee revenue from the Altman platform helped to offset a 3% decline in lease revenue
•G&A increased $1,007,000 versus Q3 2025, driven by higher personnel costs, higher legal fees and integration expenses following the Altman acquisition, partially offset by $365,000 of increased labor capitalization
•Investment income decreased $1,018,000, reflecting $761,000 of lower interest income on cash balances due to lower average balances and interest rates, and $257,000 of lower lending venture income as outstanding loan balances declined.
Multifamily Segment
•Pro rata NOI in this segment was $4.0 million, down $542,000 or 12% versus Q3 2025. Although overall portfolio average occupancy was 93%, higher concessions and operating expenses, together with weaker performance at our Washington, DC properties, reduced NOI.

•Bryant Street’s NOI was down $273,000, accounting for over 50% of the decline in NOI year-over-year, driven by a 240 bps decline in occupancy to 91.0%, along with higher operating expenses and increased concessions; Dock 79’s NOI was down $121,000 despite occupancy improving 120 bps to 95.0% due to higher rent concessions and increased operating expenses; The Maren’s NOI was down $71,000 with occupancy declining 50 bps to 93.6%; The Verge’s NOI was down $49,000 with occupancy declining 110 bps to 90.9%
•Our Greenville assets remained steady with average overall occupancy above 95%
•Renewal rate increases in our DC assets averaged 2.5%; while those in our Greenville assets averaged 4.5%
Industrial and Commercial Segment
•This segment’s NOI was $651,000, down $253,000 or 28% versus Q3 2025, primarily reflecting the expiration of the former Vulcan land lease at 21st Street ($183,000), along with vacancies in our Maryland assets
•Excluding Chelsea, average occupancy for the quarter in our 9 existing in-service buildings was 71.4% versus 72.4% in Q3 2025, with the decline driven by non-renewing lease expirations. At quarter-end, the occupancy in our 9 existing in-service buildings was 74.3% as we added a new tenant during the quarter.
•During Q3 2026, we signed 61,065 square feet of new leases, 59,828 square feet of renewals, and a 5,789-square-foot three-month extension, totaling 126,682 square feet. Leasing approximately 399,000 square feet of available space in our Maryland portfolio, which includes 13,710 square feet of office, remains a primary near-term opportunity to increase NOI
Mining Royalty Segment
•NOI was $4.1 million, up $359,000 or 10% year-over-year, with both volume and pricing trending favorably
Development and Active Pipeline
•At our Harford County residential lending venture, we sold 23 lots versus 20 lot sales in Q3 2025 (and have now sold 271 of the 344 lots and booked $7.8 million of interest and profit to date)
•We expect our Lakeland and Davie warehouses to be substantially complete by the first of the year with Camp Lake to follow in the first quarter of 2027
•The Woven project in Greenville, SC (214 units with 13,500 sq ft of ground floor retail) is under construction with substantial completion expected late 2027
•Estero Phase 1 in the Naples/Ft. Myers, FL market is also under construction (296 multifamily units and 28,745 sq ft of retail) with substantial completion also expected late 2027
Merchant Platform
•This was the third full quarter following the October 21, 2025, closing of the Altman Logistics Property acquisition
•The acquired projects include warehouses in Delray Beach, FL (199,476 sq ft, completed Q1 2026; additional land for 392,976 sq ft in two warehouses); Hamilton, NJ (170,800 sq ft, completed Q2 2026); Parsippany, NJ (140,031 sq ft, completed Q3 2026); and Southwest Ranches, FL (335,617 sq ft; land acquired July 2026)
•The acquisition added origination, construction, and asset management capabilities to support the growth of FRP’s industrial platform
Year-to-Date Results

Nine Months Ended September 30, 2026
Nine-Month 2026 Financial Highlights:
•Multifamily portfolio average occupancy was 92.8% versus 93.7% in the first nine months of last year
•Industrial & Commercial NOI was $2.0 million, down 34%, reflecting the March 31, 2026 expiration of the former Vulcan land lease at 21st Street ($365,000) and lower occupancy at other properties
•Mining royalties were up 12% over the same period last year (volume up 2.6%, revenue per ton up 10.2%)
Operating Performance Snapshot (dollars in thousands)

Metric	YTD 2026	YTD 2025
Net Income Attributable to the Company	($1,111)	$2,950
Pro Rata NOI	$27,266	$28,575
Multifamily Pro Rata NOI	$12,428	$13,937
Industrial & Commercial NOI	$2,025	$3,053
Mining Royalty NOI	$12,015	$10,705

Nine-Month Consolidated Results of Operations
•The Company reported a net loss of $1,111,000 or $(0.06) per share, versus net income of $2,950,000 or $0.16 per share in the first nine months of 2025
•Pro rata NOI was down 5% to $27.3 million versus $28.6 million in the first nine months of 2025, with the decline driven by lower Multifamily, Industrial and Commercial and Development segment NOI, partially offset by higher Mining Royalty segment NOI
•Total revenues were $32.6 million, up 2.2%, as a 12% increase in mining royalty revenue and $407,000 of joint venture management fee revenue from the Altman platform helped to offset a 5% decline in lease revenue
•G&A increased $3,317,000 versus the first nine months of 2025, driven by higher personnel costs, higher audit fees, higher legal fees and integration expenses following the Altman acquisition, partially offset by $966,000 of increased labor capitalization
•Investment income decreased $3,002,000, reflecting $2,030,000 of lower interest income on cash balances due to lower average balances and interest rates, and $972,000 of lower lending venture income as outstanding loan balances declined

Multifamily Segment — Nine Months
•Pro rata NOI in this segment was $12.4 million, down $1,509,000 or 11% versus the first nine months of 2025, as portfolio-wide average occupancy declined to 92.8% from 93.7%
•The decline was predominantly concentrated in our DC assets: Bryant Street’s NOI was down $596,000 to $4,134,000 with occupancy declining 160 bps to 91.9%; The Verge’s NOI was down $309,000 to $1,793,000 with occupancy declining 260 bps to 90.3%; Dock 79’s NOI was down $364,000 to $2,474,000 with occupancy declining 250 bps to 92.5%; and The Maren’s NOI was down $221,000 to $2,320,000 with occupancy declining 60 bps to 93.2%

•Our Greenville assets remained steady with average occupancy above 95%
•Renewal rate increases in our DC assets averaged 2.6%; while those in our Greenville assets averaged 3.0%
Industrial and Commercial Segment — Nine Months
•This segment’s NOI was $2,025,000, down $1,028,000 or 34% versus the first nine months of 2025, reflecting the March 31, 2026 expiration of the former Vulcan land lease at 21st Street ($365,000) and vacancies in our Maryland assets
•Total revenues were $3,220,000, down $730,000 or 18%
•Our operating profit before G&A was $246,000, down $1,181,000 or 83%, including $298,000 of Chelsea warehouse depreciation and carrying costs
•Leasing up the Maryland portfolio remains the primary near-term NOI driver for the Company
Mining Royalty Segment — Nine Months
•NOI was $12.0 million, up $1,310,000 or 12% year-over-year, driven both by royalty tons (up 2.6%) and higher revenue per ton (up 10.2%).
Development Segment — Nine Months
•Operating profit before G&A was $514,000, up $2,316,000 versus an operating loss of $1,802,000 in the first nine months of 2025
•The improvement was driven by $407,000 of joint venture management fee revenue from the Altman platform and the prior year including $1,993,000 of Altman acquisition expenses, partially offset by $195,000 less capitalized real estate taxes

Conference Call

The Company will host a conference call on Thursday, November 5, 2026, at 9:00 a.m. (ET). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-506-0062 (passcode 616988) within the United States or by joining the webcast at https://www.webcaster5.com/Webcast/Page/3158/54289. International callers may dial 1-973-528-0011 (passcode 616988). Audio replay will be available until November 5, 2027, by accessing it at the same link. The webcast replay will also be available on the Company’s investor relations page (https://investors.frpdev.com) following the call.

Additional Information
Our investor relations website is https://investors.frpdev.com and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, press releases, quarterly earnings presentations, investor presentations, and corporate governance information, and you may subscribe to Email Alerts to be notified of new information posted to this site.
Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate investment opportunities; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in our markets; multifamily demand in Washington D.C. and Greenville, South Carolina; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; and construction costs; as well as other risks listed from time to time in our SEC filings, including but not limited to our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.
FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (iii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office, and (iv) leasing and management of residential apartment buildings.
Investor & Media Contacts
Robert Winters or Nathan Skown
FRPH@alpha-ir.com
312-445-2870

Comparative Results of Operations for the three months ended September 30, 2026 and 2025
Consolidated Results

(dollars in thousands)	Three Months Ended September 30,
	2026	2025	Change	%
Revenues:
Lease revenue	$ 6,873	7,086	(213)	-3.0%
Mining royalty and rents	4,040	3,689	351	9.5%
Joint venture management fee revenue	49	—	49
Total revenues	10,962	10,775	187	1.7%

Cost of operations:
Depreciation, depletion and amortization	2,861	2,825	36	1.3%
Operating expenses	2,340	3,304	(964)	-29.2%
Property taxes	1,043	955	88	9.2%
General and administrative	3,335	2,328	1,007	43.3%
Total cost of operations	9,579	9,412	167	1.8%

Total operating profit	1,383	1,363	20	1.5%

Investment income	1,351	2,369	(1,018)	-43.0%
Interest expense	(700)	(739)	39	-5.3%
Equity in loss of joint ventures	(2,492)	(2,225)	(267)	12.0%
Gain on sale of real estate	27	—	27
Income before income taxes	(431)	768	(1,199)	-156.1%
Provision for income taxes	(50)	203	(253)	-124.6%

Net income (loss)	(381)	565	(946)	-167.4%
Income (loss) attributable to noncontrolling interest	(216)	(97)	(119)	122.7%
Net income (loss) attributable to the Company	$ (165)	662	(827)	-124.9%

Multifamily Segment (Pro rata consolidated and pro rata unconsolidated)

	Three months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 8,228	100.0%	8,466	100.0%	(238)	-2.8%

Depreciation and amortization	3,511	42.7%	3,347	39.5%	164	4.9%
Operating expenses	3,075	37.4%	2,842	33.6%	233	8.2%
Property taxes	995	12.1%	1,021	12.1%	(26)	-2.5%

Cost of operations	7,581	92.1%	7,210	85.2%	371	5.1%

Operating profit before G&A	$ 647	7.9%	1,256	14.8%	(609)	-48.5%

Depreciation and amortization	3,511		3,347		164
Unrealized rents & other	(130)		(33)		(97)
Net operating income	$ 4,028	49.0%	4,570	54.0%	(542)	-11.9%

Apartment Building	Units	Pro rata NOI Q3 2026	Pro rata NOI Q3 2025	Avg. Occupancy Q3 2026	Avg. Occupancy Q3 2025	Renewal Success Rate Q3 2026	Renewal % increase Q3 2026

Dock 79 Anacostia DC	305	$817,000	$938,000	95.0%	93.8%	59.2%	5.6%
Maren Anacostia DC	264	$725,000	$796,000	93.6%	94.1%	55.2%	2.7%
Riverside Greenville	200	$208,000	$213,000	95.8%	92.0%	82.7%	1.8%
Bryant Street DC	487	$1,376,000	$1,649,000	91.0%	93.4%	65.4%	2.0%
.408 Jackson Greenville	227	$335,000	$358,000	94.7%	92.5%	65.0%	6.8%
Verge Anacostia DC	344	$567,000	$616,000	90.9%	92.0%	64.2%	0.5%
Multifamily Segment	1,827	$4,028,000	$4,570,000	93.0%	93.0%

Multifamily Segment (Consolidated - Dock 79 & The Maren)

	Three months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 5,430	100.0%	5,556	100.0%	(126)	-2.3%

Depreciation and amortization	2,011	37.0%	2,002	36.1%	9	.4%
Operating expenses	1,910	35.2%	1,763	31.7%	147	8.3%
Property taxes	618	11.4%	636	11.4%	(18)	-2.8%

Cost of operations	4,539	83.6%	4,401	79.2%	138	3.1%

Operating profit before G&A	$ 891	16.4%	1,155	20.8%	(264)	-22.9%
Multifamily Segment (Pro rata unconsolidated)
Our Multifamily Segment has four unconsolidated joint ventures (Bryant Street, The Verge, Riverside, and .408 Jackson). Riverside was moved from the Development segment to the Multifamily segment in 2022, Bryant Street and .408 Jackson moved as of the beginning of 2024 and The Verge moved effective July 1, 2024, each upon reaching lease-up stabilization.

	Three months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 5,272	100.0%	5,440	100.0%	(168)	-3.1%

Depreciation and amortization	2,410	45.7%	2,250	41.4%	160	7.1%
Operating expenses	2,051	38.9%	1,894	34.8%	157	8.3%
Property taxes	659	12.5%	675	12.4%	(16)	-2.4%

Cost of operations	5,120	97.1%	4,819	88.6%	301	6.2%

Operating profit before G&A	$ 152	2.9%	621	11.4%	(469)	-75.5%

Industrial and Commercial Segment

	Three months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 1,037	100.0%	1,229	100.0%	(192)	(15.6%)

Depreciation and amortization	577	55.6%	567	46.2%	10	1.8%
Operating expenses	255	24.6%	224	18.2%	31	13.8%
Property taxes	137	13.2%	97	7.9%	40	41.2%

Cost of operations	969	93.4%	888	72.3%	81	9.1%

Operating profit before G&A	$ 68	6.6%	341	27.7%	(273)	(80.1%)

Depreciation and amortization	577		567		10
Unrealized revenues	6		(4)		10
Net operating income	$ 651	62.8%	$ 904	73.6%	$ (253)	(28.0%)

Mining Royalty Lands Segment Results

	Three months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Mining royalty and rent revenue	$ 4,040	100.0%	3,689	100.0%	351	9.5%

Depreciation, depletion and amortization	230	5.6%	213	5.8%	17	8.0%
Operating expenses	35	0.9%	17	0.5%	18	105.9%
Property taxes	76	1.9%	75	2.0%	1	1.3%

Cost of operations	341	8.4%	305	8.3%	36	11.8%

Operating profit before G&A	$ 3,699	91.6%	3,384	91.7%	315	9.3%

Depreciation and amortization	230		213		17
Unrealized revenues	186		159		27
Net operating income	$ 4,115	101.9%	$ 3,756	101.8%	$ 359	9.6%

Development Segment Results

	Three months ended September 30, 2026
(dollars in thousands)	2026	2025	Change

Lease revenue	$ 406	301	105
Joint venture management fee revenue	49	—	49
Total revenues	455	301	154

Depreciation, depletion and amortization	43	43	—
Operating expenses	140	1,300	(1,160)
Property taxes	212	147	65

Cost of operations	395	1,490	(1,095)

Operating profit before G&A	$ 60	(1,189)	1,249

Comparative Results of Operations for the Nine months ended September 30, 2026 and 2025
Consolidated Results

(dollars in thousands)	Nine Months Ended September 30,
	2026	2025	Change	%
Revenues:
Lease revenue	$ 20,409	21,399	(990)	-4.6%
Mining royalty and rents	11,823	10,532	1,291	12.3%
Joint venture management fee revenue	407	—	407
Total revenues	32,639	31,931	708	2.2%

Cost of operations:
Depreciation/depletion/amortization	8,626	8,158	468	5.7%
Operating expenses	6,442	7,743	(1,301)	-16.8%
Property taxes	3,110	2,895	215	7.4%
General and administrative	11,107	7,790	3,317	42.6%
Total cost of operations	29,285	26,586	2,699	10.2%

Total operating profit	3,354	5,345	(1,991)	-37.2%

Investment income	4,276	7,278	(3,002)	-41.2%
Interest expense	(2,109)	(2,258)	149	-6.6%
Equity in loss of joint ventures	(7,526)	(6,635)	(891)	13.4%
Gain on sale of real estate	27	—	27
Income before income taxes	(1,978)	3,730	(5,708)	-153.0%
Provision for income taxes	(332)	907	(1,239)	-136.6%

Net income (loss)	(1,646)	2,823	(4,469)	-158.3%
Income (loss) attributable to noncontrolling interest	(535)	(127)	(408)	321.3%
Net income (loss) attributable to the Company	$ (1,111)	2,950	(4,061)	-137.7%

Multifamily Segment (Pro rata consolidated and pro rata unconsolidated)

	Nine months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 24,446	100.0%	25,238	100.0%	(792)	-3.1%

Depreciation and amortization	10,246	41.9%	10,020	39.7%	226	2.3%
Operating expenses	8,717	35.7%	8,158	32.3%	559	6.9%
Property taxes	2,931	12.0%	2,999	11.9%	(68)	-2.3%

Cost of operations	21,894	89.6%	21,177	83.9%	717	3.4%

Operating profit before G&A	$ 2,552	10.4%	4,061	16.1%	(1,509)	-37.2%

Depreciation and amortization	10,246		10,020		226
Unrealized rents & other	(370)		(144)		(226)
Net operating income	$ 12,428	50.8%	13,937	55.2%	(1,509)	-10.8%

Apartment Building	Units	Pro rata NOI YTD 2026	Pro rata NOI YTD 2025	Avg. Occupancy YTD 2026	Avg. Occupancy YTD 2025	Renewal Success Rate YTD 2026	Renewal % increase YTD 2026

Dock 79 Anacostia DC	305	$2,474,000	$2,838,000	92.5%	95.0%	63.6%	5.0%
Maren Anacostia DC	264	$2,320,000	$2,541,000	93.2%	93.8%	60.1%	3.7%
Riverside Greenville	200	$675,000	$650,000	96.7%	92.6%	70.7%	0.9%
Bryant Street DC	487	$4,134,000	$4,730,000	91.9%	93.5%	61.8%	1.8%
.408 Jackson Greenville	227	$1,032,000	$1,076,000	94.9%	94.9%	55.0%	4.8%
Verge Anacostia DC	344	$1,793,000	$2,102,000	90.3%	92.9%	65.4%	0.9%
Multifamily Segment	1,827	$12,428,000	$13,937,000	92.8%	93.7%

Multifamily Segment (Consolidated - Dock 79 and The Maren)

	Nine months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 16,064	100.0%	16,547	100.0%	(483)	-2.9%

Depreciation and amortization	6,027	37.6%	5,932	35.8%	95	1.6%
Operating expenses	5,259	32.7%	4,875	29.5%	384	7.9%
Property taxes	1,852	11.5%	1,919	11.6%	(67)	-3.5%

Cost of operations	13,138	81.8%	12,726	76.9%	412	3.2%

Operating profit before G&A	$ 2,926	18.2%	3,821	23.1%	(895)	-23.4%

Multifamily Segment (Pro rata unconsolidated)
Our Multifamily Segment has four unconsolidated joint ventures (Bryant Street, The Verge, Riverside, and .408 Jackson). Riverside was moved from the Development segment to the Multifamily segment in 2022, Bryant Street and .408 Jackson moved as of the beginning of 2024 and The Verge moved effective July 1, 2024, each upon reaching lease-up stabilization.

	Nine months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 15,694	100.0%	16,225	100.0%	(531)	-3.3%

Depreciation and amortization	6,944	44.2%	6,768	41.7%	176	2.6%
Operating expenses	5,925	37.8%	5,560	34.3%	365	6.6%
Property taxes	1,923	12.3%	1,954	12.0%	(31)	-1.6%

Cost of operations	14,792	94.3%	14,282	88.0%	510	3.6%

Operating profit before G&A	$ 902	5.7%	1,943	12.0%	(1,041)	-53.6%

Industrial and Commercial Segment

	Nine months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Lease revenue	$ 3,220	100.0%	3,950	100.0%	(730)	(18.5%)

Depreciation and amortization	1,743	54.2%	1,529	38.7%	214	14.0%
Operating expenses	840	26.1%	687	17.4%	153	22.3%
Property taxes	391	12.1%	307	7.8%	84	27.4%

Cost of operations	2,974	92.4%	2,523	63.9%	451	17.9%

Operating profit before G&A	$ 246	7.6%	1,427	36.1%	(1,181)	(82.8%)

Depreciation and amortization	1,743		1,529		214
Unrealized revenues	36		97		(61)
Net operating income	$ 2,025	62.9%	$ 3,053	77.3%	$ (1,028)	(33.7%)

Mining Royalty Lands Segment Results

	Nine months ended September 30, 2026
(dollars in thousands)	2026	%	2025	%	Change	%

Mining royalty and rent revenue	$ 11,823	100.0%	10,532	100.0%	1,291	12.3%

Depreciation, depletion and amortization	727	6.2%	568	5.4%	159	28.0%
Operating expenses	92	0.8%	49	0.5%	43	87.8%
Property taxes	229	1.9%	226	2.1%	3	1.3%

Cost of operations	1,048	8.9%	843	8.0%	205	24.3%

Operating profit before G&A	$ 10,775	91.1%	9,689	92.0%	1,086	11.2%

Depreciation and amortization	727		568		159
Unrealized revenues	513		448		65
Net operating income	$ 12,015	101.6%	$ 10,705	101.6%	$ 1,310	12.2%

Development Segment Results

	Nine months ended September 30, 2026
(dollars in thousands)	2026	2025	Change

Lease revenue	$ 1,125	902	223
Joint venture management fee revenue	407	—	407
Total revenues	1,532	902	630

Depreciation, depletion and amortization	129	129	—
Operating expenses	251	2,132	(1,881)
Property taxes	638	443	195

Cost of operations	1,018	2,704	(1,686)

Operating profit before G&A	$ 514	(1,802)	2,316

CONSOLIDATED BALANCE SHEETS – (In thousands, except share data)

Assets:	September 30, 2026	December 31, 2025
Real estate investments at cost:
Land	$ 182,846	182,936
Buildings and improvements	310,640	309,132
Projects under construction	112,839	45,032
Total investments in properties	606,325	537,100
Less accumulated depreciation and depletion	97,169	88,558
Net investments in properties	509,156	448,542

Real estate held for investment, at cost	12,983	12,626
Investments in joint ventures	165,766	153,084
Net real estate investments	687,905	614,252

Cash, cash equivalents and restricted cash including $11,706 and $11,394 of restricted cash at September 30, 2026 and December 31, 2025, respectively	73,180	105,361
Accounts receivable, net	2,057	1,874
Federal and state income taxes receivable	1,455	1,071
Unrealized rents	1,517	1,264
Deferred costs	3,509	3,768
Goodwill	6,893	6,893
Other assets	693	662
Total assets	$ 777,209	735,145

Liabilities:
Notes payable, net	$ 231,666	192,554
Accounts payable and accrued liabilities	16,153	12,148
Other liabilities	1,552	2,317
Deferred revenue	3,850	3,356
Deferred income taxes	66,900	66,900
Deferred compensation	1,519	1,524
Tenant security deposits	789	689
Total liabilities	322,429	279,488

Commitments and contingencies

Equity:
Common stock, $.10 par value 25,000,000 shares authorized, 19,198,301 and 19,109,541 shares issued and outstanding, respectively	1,920	1,911
Capital in excess of par value	73,139	71,368
Retained earnings	354,099	355,210
Accumulated other comprehensive income, net	12	24
Total shareholders’ equity	429,170	428,513
Noncontrolling interests	25,610	27,144
Total equity	454,780	455,657
Total liabilities and equity	$ 777,209	735,145

Non-GAAP Financial Measures.
To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes. We provide operating profit before G&A and Pro rata net operating income (NOI) because we believe they assist investors and analysts in estimating our economic interest in our consolidated and unconsolidated partnerships, when read in conjunction with our reported results under GAAP. These measures are not, and should not be viewed as, a substitute for GAAP financial measures.

Pro rata Net Operating Income Reconciliation
Nine months ending 9/30/26 (in thousands)
	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$ 188	1,747	(4,830)	8,235	(6,986)	(1,646)
Income tax allocation	58	537	(1,319)	2,530	(2,138)	(332)

Income (loss) before income taxes	246	2,284	(6,149)	10,765	(9,124)	(1,978)

Less:
Unrealized rents	—	—	289	—	—	289
Management fee revenue	—	407	—	—	—	407
Gain on sale of real estate	—	—	—	27	—	27
Interest income	—	1,810	19	—	2,447	4,276
Plus:
Unrealized rents	36	—	—	513	—	549
Professional fees	—	11	140	—	—	151
Equity in loss of joint ventures	—	40	7,449	37	—	7,526
Interest expense	—	—	1,645	—	464	2,109
Depreciation/amortization	1,743	129	6,027	727	—	8,626
General and administrative	—	—	—	—	11,107	11,107

Net operating income (loss)	2,025	247	8,804	12,015	—	23,091

NOI of noncontrolling interest	—	—	(4,010)	—	—	(4,010)
Pro rata NOI from unconsolidated joint ventures	—	551	7,634	—	—	8,185

Pro rata net operating income	$ 2,025	798	12,428	12,015	—	27,266

Pro rata Net Operating Income Reconciliation
Nine months ending 9/30/25 (in thousands)
	Industrial and Commercial Segment	Development Segment	Multifamily Segment	Mining Royalties Segment	Unallocated Corporate Expenses	FRP Holdings Totals

Net income (loss)	$ 1,092	948	(3,940)	7,385	(2,662)	2,823
Income tax allocation	335	291	(1,221)	2,269	(767)	907

Income (loss) before income taxes	1,427	1,239	(5,161)	9,654	(3,429)	3,730

Less:
Unrealized rents	—	—	—	—	—	—
Interest income	—	2,782	10	—	4,486	7,278
Plus:
Unrealized rents	97	—	20	448	—	565
Professional fees	—	1,975	114	—	—	2,089
Equity in loss of joint ventures	—	(259)	6,859	35	—	6,635
Interest expense	—	—	2,133	—	125	2,258
Depreciation/amortization	1,529	129	5,932	568	—	8,158
General and administrative	—	—	—	—	7,790	7,790

Net operating income (loss)	3,053	302	9,887	10,705	—	23,947

NOI of noncontrolling interest	—	—	(4,508)	—	—	(4,508)
Pro rata NOI from unconsolidated joint ventures	—	578	8,558	—	—	9,136

Pro rata net operating income	$ 3,053	880	13,937	10,705	—	28,575